Exhibit 99.1

Interpace Biosciences Announces Path Forward in Letter to Shareholders

PARSIPPANY, NJ, Feb. 16, 2021 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (NASDAQ: IDXG) (“Interpace”), a leader in enabling personalized medicine, issued the following communication to shareholders:

Dear Shareholders,

As the newly appointed President and CEO of Interpace I want to take a moment to formally introduce myself and share the new vision and mission for this Company as it relates to our core capabilities, growth prospects and directional outlook for this year and beyond. I joined Interpace with significant leadership experience, including with several specialty clinical laboratories. This includes serving as President & CEO of Boston Heart Diagnostics, Viracor-IBT Laboratories and Eurofins Scientific, Inc. I bring to the table important experience in developing and implementing successful commercial strategies, short and long term financing options, improving reimbursement, overall corporate efficiency, and employee effectiveness – all critical assets as the Company and product pipeline continue to evolve here at Interpace.

Over the past two months I have worked with the executive management team, Board of Directors, and our independent advisors to determine the best path forward to maximize growth and profitability as we are undoubtedly at a critical inflection point in our business. The Company has now put in place a restructuring and reprioritization plan, following a comprehensive evaluation of the Company’s product portfolio, business model, capital allocation strategy, customer base and future opportunities. It is rooted in seeking to achieve high growth while leveraging operational efficiencies and maintaining financial discipline to achieve our vision – to be an irreplaceable segment in the continuum of quality patient care, and our mission – to assist healthcare providers in the diagnosis, triage, and treatment of patients through advanced diagnostics and novel therapeutics.

To align with the Company’s new strategic vision Interpace will immediately embark on several initiatives to further strengthen its profile and enhance shareholder value. These initiatives include further cost reduction events and corporate reprioritization efforts, while investing in core capabilities to ensure the Company maintains operational efficiencies and a growth profile. This is intended to reduce the cash burn. Interpace will seek to leverage opportunities to outsource functions that are not core competencies of the Company while accessing opportunities to align corporate resources with the Company’s laboratories and field support teams. In total, the Company will seek to achieve annualized savings of approximately $7.2 million from its cost structure. We anticipate this will help the Company realize $4.5-$4.9 million in cost savings by the end of 2021, net of investments. Cost-savings initiatives will include reducing infrastructure costs, streamlining management, consolidating duplicative functions across both business units, and adapting to a remote work environment for non-laboratory personnel, which reduces the need for traditional office structures.

Additionally, as part of its growth plans, the Company will prioritize the exploration of partnering opportunities to acquire new technologies that fit the Interpace vision with a commitment to excellence and delivering higher value at a lower cost. Further the Company will seek to grow its revenue by improving its reimbursement, entering new managed care contracts, and capitalizing on the recent opportunities related to the pricing of diagnostic testing. The Company’s operational initiatives to invest in core capabilities include (1) Progressing towards new automation technology to support testing capabilities across our clinical services business in order to ensure first-in-class testing capabilities; (2) Renovating and modernizing the Pittsburgh clinical services laboratory to solidify the Company’s ability to compete with top performing labs globally; (3) Improvements in overall efficiency as new technologies are transferred from development in the New Haven laboratory to commercialization in the Pittsburgh laboratory; and (4) In pharma services, exploring new clinical development capabilities with the Company’s new state-of-the-art lab in Morrisville, North Carolina to maximize our ability to meet customers’ needs.

In addition to our cost reduction, corporate reprioritization, and growth plans, we face significant challenges with respect to our Nasdaq listing. Nasdaq requires a minimum of $2.5 million of stockholders’ equity to remain listed on the exchange. The $47M preferred stock investments by our private equity investors did not qualify to be accounted for as stockholders’ equity. Due primarily to this, the adverse impact of COVID-19 and the impairment charges recently announced, our current stockholders’ equity deficit to remain compliant through 2021 is expected to be nearly $43 million. In anticipation of being delisted from Nasdaq, the Company has applied to be listed on the OTCQX, the highest tier over-the-counter market. The Company was notified by Nasdaq of non-compliance with the minimum stockholders’ equity requirement in October 2020 and anticipated being able to cure the non-compliance in February 2021. Due to the delayed Q3 Form 10-Q filing, the $18M impairment announced in December 2020, and the re-statement of financials dating back to 2016, it was recently determined that the Company has been out of compliance with the minimum stockholders’ equity requirement since the end of 2019. The Company sought to seek an extension which was denied. The Company considered various alternatives to remediate the stockholders’ equity shortfall and determined that none of them were in the best interests of the Company and its stockholders primarily due to their dilutive impact to our common stockholders. On February 16, 2021, the Company received the notice of delisting from Nasdaq. The Company will remain listed on Nasdaq pending its right to appeal. We understand and share the disappointment our shareholders may have when receiving this news; however, if the process results in the Company moving to the OTCQX, there will be no minimum stockholders’ equity requirement, enabling Interpace to direct 100% of its energy and focus on growth. While we recognize this is a necessary step, it will allow the Company to shape and build upon the foundation in place with a driven emphasis on visibility, lower cash spend and the prioritization of the usage of capital in a strategic manner.

In summary, Interpace is an emerging leader in the diagnostics space offering exceptional, specialized services along the therapeutic value chain. Our restructuring and reprioritization plan is firmly rooted in this foundation and is designed to significantly improve Interpace’s growth and financial performance. With our refined focus on providing cutting-edge diagnosis and customized assay solutions, we are confident that implementing a strategic, reprioritization plan across our platform will enhance value for patients, physicians, and shareholders alike.

We would like to thank our employees, and their families, for their extraordinary contributions during what has been a challenging time for the Company, which was further complicated by the pandemic. We believe Interpace certainly has the talent, resources, and perseverance required to evolve into a global, industry leading diagnostics and pharma services company. I very much look forward to working with the bright, talented, and experienced team here at Interpace through the next phase of its growth. We will remain forthright and transparent and will continue updating you on the trends we observe and the progress of our business. We very much appreciate your continued support.

Sincerely,

Thomas Burnell, PhD

President and Chief Executive Officer,

Interpace Biosciences

February 16, 2021

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics, and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a clinical evaluation program (CEP) whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository, and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements including, but not limited to, the Company’s ability to achieve projected cost savings and to successfully enact corporate reprioritization measures, the adverse impact of the COVID-19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the Company’s history of operating losses, the Company’s ability to adequately finance its business, the Company’s ability to repay its $5M secured bridge loan, the Company’s ability to maintain its Nasdaq listing should it appeal Nasdaq’s delisting decision, the Company’s ability to successfully qualify to trade its common stock on the OTCQX,the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to remediate material weaknesses in internal controls. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K filed on April 22, 2020, as amended on May 29, 2020 and January 19, 2021, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q and amendments thereto. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:
Investor Relations
Edison Group
Joseph Green/Megan Paul
(646) 653-7030/7034
jgreen@edisongroup.com/mpaul@edisongroup.com